Exhibit 4.2

DRAFT

                    AMENDED AND RESTATED MORTGAGES TRUST DEED

                             DATED [1st April], 2004

                               ABBEY NATIONAL PLC

                                       and

                             HOLMES FUNDING LIMITED

                                       and

                             HOLMES TRUSTEES LIMITED

                                       and

                             SPV MANAGEMENT LIMITED

                                 ALLEN & OVERY
                                     London
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                                    CONTENTS

Clause                                                                      Page

1.  Definitions and Construction...............................................2
2.  Creation of Mortgages Trust................................................2
3.  Conditions Precedent.......................................................3
4.  Acquisition by Funding of an Increased Interest in the Trust Property......3
5.  Acquisition by Seller of an Interest Relating to Capitalised Interest......5
6.  Payment by the Seller to Funding of the amount outstanding under an
      Intercompany Loan........................................................6
7.  Initial Funding Share and Initial Seller Share.............................7
8.  Adjustment of Funding Share Percentage and Seller Share Percentage
      on Distribution Dates....................................................7
9.  Minimum Seller Share......................................................10
10. Allocation and Distribution of Revenue Receipts...........................11
11. Allocation and Distribution of Principal Receipts.........................12
12. Allocation of Losses......................................................15
13. Ledgers...................................................................15
14. Costs and Expenses of the Mortgages Trustee...............................15
15. Directions from Beneficiaries.............................................16
16. Early Termination of the Mortgages Trust..................................16
17. Transfers.................................................................17
18. Covenants of the Mortgages Trustee........................................17
19. Power to Delegate.........................................................18
20. Powers of Investment......................................................18
21. Other Provisions Regarding the Mortgages Trustee..........................19
22. No Retirement of Mortgages Trustee........................................20
23. Termination...............................................................20
24. Further Assurances........................................................20
25. Amendments, Etc...........................................................20
26. Non Petition Covenant.....................................................21
27. No Partnership or Agency..................................................21
28. Calculations..............................................................21
29. No Waiver; Remedies.......................................................21
30. Execution in Counterparts; Severability...................................21
31. Confidentiality...........................................................22
32. Exclusion of Third Party Rights...........................................22
33. Addresses for Notices.....................................................22
34. Governing Law and Submission to Jurisdiction..............................23
35. Exclusion of Trustee Act 2000.............................................23

Signatories...................................................................25
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THIS AMENDED AND RESTATED MORTGAGES TRUST DEED is made on [1st April], 2004

BETWEEN:

(1) ABBEY NATIONAL PLC (registered number 2294747), a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN in its capacity as Seller, Beneficiary and Cash Manager;

(2) HOLMES FUNDING LIMITED (registered number 3982428), a private limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN in its capacity as a Beneficiary;

(3) HOLMES TRUSTEES LIMITED (registered number 3982431), a private limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN in its capacity as Mortgages Trustee; and

(4) SPV MANAGEMENT LIMITED (registered number 2548079), a private limited company incorporated under the laws of England and Wales whose registered office is at Tower 42, International Finance Centre, 25 Old Broad Street, London EC2N 1HQ.

WHEREAS:

(A) SPV Management agreed to constitute the Mortgages Trust in favour of Funding and the Seller on the terms and subject to the conditions set out in the Mortgages Trust Deed dated 25th July, 2000 (as amended and/or restated from time to time, the Mortgages Trust Deed).

(B) The Mortgages Trustee agreed to hold the Trust Property as trustee for the Beneficiaries upon, with and subject to the trusts, powers and provisions of the Mortgages Trust Deed.

(C) The Seller carries on the business of, inter alia, originating residential first mortgage loans to individual Borrowers in England, Wales and Scotland and of managing and administering such mortgage loans. The Seller assigned an initial portfolio of such mortgage loans on 26th, July 2000 and new portfolios of such mortgages loans on subsequent dates to the Mortgages Trustee pursuant to the Mortgage Sale Agreement, which portfolio is held by the Mortgages Trustee as trustee for the Beneficiaries upon, with and subject to the trusts, powers and provisions of the Mortgages Trust Deed.

(D) On 29th November, 2000 the parties to the Mortgages Trust Deed agreed to amend the terms of the Mortgages Trust Deed as set out in an Amendment Agreement to the Mortgages Trust Deed to provide for repayment by Funding of its obligations in respect of certain term advances known as Scheduled Amortisation Term Advances.

(E) On 23rd May, 2001 the parties to the Mortgages Trust Deed again agreed to amend the terms of the Mortgages Trust Deed as set out in the Second Deed of Amendment to the Mortgages Trust Deed to exclude application of the Trustee Act 2000.

(F) On 5th July, 2001 the parties to the Mortgages Trust Deed agreed to amend and restate the terms of the Mortgages Trust Deed as set out in the Amended and Restated Mortgages Trust Deed of the same date.


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(G)   On 8th November,  2001 the parties to the  Mortgages  Trust Deed agreed to amend and restate the terms of the Mortgages Trust Deed as set out in the Amended and Restated Mortgages Trust Deed of the same date.

(H) On 7th November, 2002 the parties to the Mortgages Trust Deed agreed to amend and restate the terms of the Mortgages Trust Deed as set out in the Amended and Restated Mortgages Trust Deed of the same date.

(I) On 26th March, 2003 the parties to the Mortgages Trust Deed agreed to amend and restate the terms of the Mortgages Trust Deed as set out in the Amended and Restated Mortgages Trust Deed of the same date.

(J) The parties to the Mortgages Trust Deed have again agreed to amend and restate the terms of the Mortgages Trust Deed as set out herein.

NOW THIS DEED WITNESSES:

1.    DEFINITIONS AND CONSTRUCTION

1.1 The Amended and Restated Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy and Slaughter and May on [1st April], 2004 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of that Amended and Restated Master Definitions and Construction Schedule.

1.2 This Deed amends and restates the Mortgages Trust Deed made on 25th July, 2000 between the parties hereto as amended on 29th November, 2000 and 23rd May, 2001 and amended and restated on 5th July, 2001, 8th November, 2001, 7th November, 2002 and 26th March, 2003 (the Principal Deed). As of the date of this Deed, any future rights or obligations (excluding such obligations accrued to the date of this Deed) of a party under the Principal Deed shall be extinguished and shall instead be governed by this Deed.

2.    CREATION OF MORTGAGES TRUST

2.1   Initial Trust Property

      On 25th July, 2000 SPV Management settled on trust the sum of (pound)100 (one hundred pounds) (the Initial Trust Property) to be held on trust absolutely as to both capital and income by the Mortgages Trustee for the benefit, as tenants in common, of the Seller as to the Initial Seller Share Percentage and Funding as to the Initial Funding Share Percentage.

2.2   Initial Closing Trust Property

      Pursuant to the provisions of the Mortgage Sale Agreement, the Seller assigned the Initial Closing Trust Property on the Initial Closing Date.


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2.3   Future Trust Property

      From time to time and pursuant to the Mortgage Sale Agreement, the Seller has assigned and intends to assign Future Trust Property to the Mortgages Trustee.

2.4   Trust Property

      Subject to Clause 3, the Mortgages Trustee shall hold the Trust Property as to both capital and income on trust absolutely for Funding (as to the Funding Share) and for the Seller (as to the Seller Share) as tenants in common upon, with and subject to all the trusts, powers and provisions of this Deed.

3.    CONDITIONS PRECEDENT

3.1 The Initial Trust Property is held by the Mortgages Trustee on the Mortgages Trust.

3.2 The Initial Closing Trust Property shall be held by the Mortgages Trustee on the Mortgages Trust upon the satisfaction of the following conditions precedent:

      (a) due execution and delivery of the Mortgage Sale Agreement by all parties to it;

      (b)   due execution and delivery of this Deed by all parties to it; and

      (c)   payment by Funding to the Seller of the Initial Consideration.

3.3 Any Future Trust Property shall be held by the Mortgages Trustee on the Mortgages Trust subject to satisfaction of the conditions set out in Clause 4.1 of the Mortgage Sale Agreement for the transfer of New Loans and their New Related Security to the Mortgages Trustee.

4.    ACQUISITION BY FUNDING OF AN INCREASED INTEREST IN THE TRUST PROPERTY

4.1   Offer to assign and conditions to assignment

      On not more than 60 nor less than 30 days' written notice, Funding may offer to make a payment to the Seller to acquire an interest in the Trust Property with the effect of increasing the Funding Share on the Distribution Date specified in that notice. Such offer shall only be valid if the following conditions precedent are satisfied on the Distribution
      Date:

      (a) the Principal Deficiency Ledger does not have a debit balance (which remains outstanding) as at the most recent Interest Payment Date;

      (b) no Note Event of Default or Intercompany Loan Event of Default shall have occurred which is continuing or unwaived as at the relevant Distribution Date;

      (c) the Security Trustee is not aware that the proposed acquisition would adversely affect the then current credit ratings by the Rating Agencies (or any of them) of the Notes;

      (d) the Notes have been issued by the relevant Issuer, the subscription proceeds received on behalf of the relevant Issuer and advanced by the relevant Issuer to Funding pursuant to an Intercompany Loan Agreement, the proceeds of which will be applied by Funding to make the payment referred to in the notice on the relevant Distribution Date;


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      (e)   Funding has entered into, if necessary,  a New Start-up  Loan, a New
            Variable Rate Swap, New Fixed Floating Rate Swap and a New Tracker Rate Swap and adjustments have been made, if required, to the First Reserve Fund and the Second Reserve Fund;

      (f) receipt of a solvency certificate from the Seller in form and content acceptable to the Mortgages Trustee, Funding and the Security Trustee;

      (g) as at the relevant Distribution Date, the aggregate Outstanding Principal Balance of Loans constituting the Trust Property, in respect of which the aggregate amount in arrear is more than three times the monthly payment then due, is less than 5 per cent. of the aggregate Outstanding Principal Balance of all Loans constituting the Trust Property;

      (h) unless otherwise agreed by Moody's, Standard and Poor's or Fitch, as the case may be, the short term, unsecured, unguaranteed and unsubordinated debt obligations of the Seller are rated at least P-1 by Moody's, A-1 by Standard and Poor's and F1 by Fitch at the time of, and immediately following, the proposed acquisition;

      (i) the product of the WAFF and WALS for the Loans constituting the Trust Property calculated on the relevant Distribution Date in the same way as for the Initial Portfolio (or as agreed by the Servicer and the Rating Agencies from time to time) does not exceed the product of the WAFF and WALS for the Loans constituting the Trust Property calculated on the most recent previous Closing Date, plus
            0.25 per cent.;

      (j) the loan-to-value ratio of Loans in the Trust Property, after application of the LTV Test on the relevant Distribution Date, does not exceed the loan-to-value ratio (based on the LTV Test) of Loans in the Trust Property on the most recent previous Closing Date plus
            0.25 per cent.; and

      (k) the First Reserve Fund and the Second Reserve Fund have not been debited on or before the relevant Distribution Date for the purposes of curing a Principal Deficiency in respect of the Term Advances in circumstances where the First Reserve Fund or the Second Reserve Fund (as applicable) has not been replenished by a corresponding amount by the relevant Distribution Date.

      Funding may not offer to make a payment to the Seller in consideration for an increase in the Funding Share after any Interest Payment Date on which any Issuer (including any New Issuer) does not exercise its option to redeem the Notes or any New Notes issued by it pursuant to the Terms and Conditions of such Notes or, as the case may be, any New Notes.

4.2   Completion of assignment

      Subject to satisfaction of the conditions precedent set out in Clause 4.1 above and to acceptance of that offer by the Seller, Funding shall pay to the Seller an amount equal to the increase in the Funding Share of the Trust Property and the Funding Share of the Trust Property shall increase by a corresponding amount, and the Seller Share shall decrease by the same amount.

4.3   Audit of Loans constituting the Trust Property

      If the short term, unsecured, unguaranteed and unsubordinated debt obligations of the Seller fall below A-1 by Standard & Poor's, P-1 by Moody's and/or F1 by Fitch, then the Beneficiaries shall appoint a firm of independent auditors (approved by the Rating Agencies)


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      to determine  whether the Loans and their Related Security (or any part of them) constituting the Trust Property complied with the representations and warranties set out in Schedule 1 of the Mortgage Sale Agreement as at the date such Loans were assigned to the Mortgages Trustee. The costs of such independent auditors shall be borne by the Beneficiaries pro rata according to their respective current percentage shares in the Trust Property.

4.4   Tax

(a) Any payment by Funding to the Seller to acquire an interest in the Trust Property shall be inclusive of any amount in respect of applicable value added tax (if any); and

(b) Any stamp duty or stamp duty reserve tax in respect of any acquisition of Trust Property shall be payable by the Seller.

5.    ACQUISITION BY SELLER OF AN INTEREST RELATING TO CAPITALISED INTEREST

5.1 Any increase in the Outstanding Principal Balance due to Capitalised Interest will be allocated to the Funding Share of the Trust Property and to the Seller Share of the Trust Property, based on respectively the Funding Share Percentage and the Seller Share Percentage in the Trust Property as calculated on the previous Distribution Date.

5.2 Prior to an Insolvency Event occurring in respect of the Seller, on each Distribution Date the Seller shall make a cash payment to Funding in an amount equal to Funding's share of the Capitalised Interest arising since the last Distribution Date in respect of those Loans that are subject to Payment Holidays or Underpayments. In consideration for the making of such payment the Seller Share of the Trust Property will increase by an amount equal to the amount paid to Funding for Funding's share of the Capitalised Interest, and the Funding Share will decrease by a corresponding amount. The cash payment shall be made in accordance with Clause 5.4 below.

      [To consider if this should apply in case of Flexible Plus loans Payment Holidays/Underpayments funded from savings acounts see clause 17.2 of flexible plus conditions]

5.3 If an Insolvency Event occurs in respect of the Seller, then the Seller may make payment to Funding in respect of its share of the Capitalised Interest in the same manner as is contemplated in Clause 5.2, but it is not obliged to do so.

5.4 In respect of the cash payment to be made by the Seller pursuant to Clause 5.2, the Seller hereby directs the Mortgages Trustee to deduct from the Seller's share of the Mortgages Trust Available Revenue Receipts (allocated to the Seller pursuant to Clause 10.2 of this Deed) an amount equal to such cash payment and to pay the same to Funding in satisfaction of the Seller's obligations under Clause 5.2. To the extent that the Seller's share of the Mortgages Trust Available Revenue Receipts is less than the amount required to be paid by it pursuant to Clause 5.2, then the Seller shall pay an amount equal to the shortfall directly to Funding from its own resources.

5.5 Any payment by the Seller pursuant to Clause 5.2 shall be exclusive of any amount in respect of applicable value added tax (which shall be paid by the Seller in addition to payments made pursuant to Clause 5.2).


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6.    PAYMENT  BY THE  SELLER TO  FUNDING  OF THE  AMOUNT  OUTSTANDING  UNDER AN
      INTERCOMPANY LOAN

6.1   Conditions precedent to acceptance of offer

      Funding may accept any offer by the Seller to pay the amount outstanding under any Series of Term Advances under an Intercompany Loan, but only if:

      (a)   either:

            (i) the Outstanding Principal Balance of the relevant Series of Term Advances under the Intercompany Loan is less than 10 per cent. of the Outstanding Principal Balance of the Term Advances of that Series immediately after the Term Advances were drawn; or

            (ii) (A) an Issuer would be required to deduct or withhold from any payment of principal or interest or any other amount under any of the Issuer Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature, or (B) Funding would be required to deduct or withhold from amounts due under an Intercompany Loan any amount on account of any present or future taxes, duties, assessments or governmental charges of whatever nature, and that Issuer is not able to arrange the substitution of a company incorporated in another jurisdiction approved by the relevant Note Trustee as principal debtor under the relevant Notes and as lender under the relevant Issuer Intercompany Loan Agreement, as the case may be; or

            (iii) an Issuer has delivered a certificate to Funding, the relevant
                  Issuer Security Trustee and the Rating Agencies to the effect that it would be unlawful for that Issuer to make, fund or allow to remain outstanding a Term Advance made by it under the relevant Intercompany Loan Agreement and stating that that Issuer requires Funding to prepay the Term Advance; or

            (iv) (in relation to the Seventh Issuer Intercompany Loans and Eighth Issuer Intercompany Loans only) the new Basel Capital Accord (as described in the consultative document "The New Basel Capital Accord" published in April 2003 by the Basel Committee on Banking Supervision) has been implemented in the United Kingdom, whether by the rule of law, recommendation of best practices or by any other regulation, no Seventh Issuer Note Enforcement Notice or Eighth Issuer Note Enforcement Notice has been served, the offer by the Seller is made on or after the Interest Payment Date falling in April 2007 and the Seller has given not more than 60 days, and not less than 30 days, notice of making an offer;

      (b) the Security Trustee has received written confirmation from each of the Rating Agencies that there would not be any adverse effect on the then current ratings of the Notes if Funding accepted the offer;

      (c) Funding would receive the payment from the Seller on a Distribution Date (together with VAT, if payable); and

      (d) Funding will, and is entitled under the terms of that Intercompany Loan to, apply the proceeds of the payment to repay the relevant Series of Term Advances under that Intercompany Loan and the relevant Issuer has confirmed to Funding that on the next


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            succeeding Funding Interest Payment Date it will use the proceeds of the relevant payment to repay the corresponding classes of Notes and that Issuer has exercised its option to redeem the corresponding classes of Notes.

6.2   Adjustment to shares if offer accepted

      If Funding accepts the offer as described in Clause 6.1 above, then the Funding Share of the Trust Property shall decrease by an amount corresponding to the amount paid by the Seller and the Seller Share of the Trust Property shall increase by the same amount.

7.    INITIAL FUNDING SHARE AND INITIAL SELLER SHARE

7.1   Initial Funding Share

      The Initial Funding Share of the Trust Property was (pound)35.25 at 25th July, 2000 and (pound)2,256,000,035.25 at the Initial Closing Date and the Initial Funding Share Percentage was the Initial Funding Share expressed as a percentage of the Trust Property at such date, that is to say, 35.25 per cent.

7.2   Initial Seller Share

      The Initial Seller Share of the Trust Property was the sum which remains of the Trust Property after deduction of the Initial Funding Share. As at 25th July, 2000, the Initial Seller Share was (pound)64.75 and the Initial Seller Share Percentage was equal to 100 per cent. minus the Initial Funding Share Percentage, that is to say, 64.75 per cent. The amount of the Initial Seller Share and the Initial Seller Share Percentage on the Initial Closing was determined immediately after the Initial Closing Date.

7.3   Rounding of percentage shares

      Except for the Initial  Closing Date (and unless  otherwise  agreed by the
      Beneficiaries),   the  Funding  Share  Percentage  and  the  Seller  Share
      Percentage shall be calculated to five decimal places.

8. ADJUSTMENT OF FUNDING SHARE PERCENTAGE AND SELLER SHARE PERCENTAGE ON DISTRIBUTION DATES

8.1   Distribution

      On each Distribution Date, excluding for the avoidance of doubt, the Initial Closing Date, the Funding Share Percentage and the Seller Share Percentage will be recalculated by the Cash Manager (on behalf of the
      Mortgages Trustee and the Beneficiaries) based on the aggregate Outstanding Principal Balance of the Loans constituting the Trust Property (as adjusted from time to time) on the second London Business Day immediately preceding that Distribution Date. On each Distribution Date, the Mortgages Trustee will distribute Revenue Receipts and Principal Receipts in accordance with Clauses 10 and 11 hereof.

8.2   Current Funding Share Percentage

      On each Distribution Date and the date when the Mortgages Trust terminates (in each case the Relevant Distribution Date), the Current Funding Share Percentage will be an amount, expressed as a percentage (calculated to an accuracy of three decimal places (rounded upwards)), equal to:


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            A - B - C + D + E + F
            ---------------------  X 100
                      G

      where:

      A  =  the  Current   Funding  Share  as  at  the   immediately   preceding
            Distribution Date (or, in the case of the first Distribution Date, the Initial Funding Share as at the Initial Closing Date);

      B  =  the amount of any Principal Receipts  distributed to Funding on that
            Relevant   Distribution  Date  in  accordance  with  the  provisions
            described in Clause 11 below;

      C = the amount of any Losses sustained on the Loans in the period from the last Distribution Date and ending on the Relevant Distribution Date and allocated to Funding (based on the Funding Share Percentage thereof calculated on the immediately preceding Distribution Date or, in the case of the first Distribution Date, the Initial Funding Share Percentage) in the Distribution Period ending on the Relevant Distribution Date;

      D  =  an   amount   equal  to  any   consideration   (excluding   Deferred
            Consideration)  paid by Funding to the Seller in relation to any New
            Loans assigned to the Mortgages Trustee on the Relevant Distribution
            Date;

      E  =  an   amount   equal  to  any   consideration   (excluding   Deferred
            Consideration) paid by Funding to the Seller in relation to any acquisition by Funding from the Seller on the Relevant Distribution
            Date of an interest in the Trust Property;

      F = an amount equal to the portion of any Capitalised Interest accrued on the Loans in the Distribution Period ending on the Relevant Distribution Date which is allocated to the Funding Share in accordance with Clause 5.1 less the amount of any payment made by Seller to Funding pursuant to Clauses 5.2 or 5.3 as the case may be, in respect of such portion of Capitalised Interest; and

      G  =  the  amount of the  Retained  Principal  Receipts  (if any) plus the aggregate Outstanding Principal Balance of all the Loans constituting the Trust Property as at the Relevant Distribution Date after making the distributions, allocations and additions referred to in (B), (C), (D), (E) and (F) above, and after taking account of
            (i) any distributions of Principal Receipts to Funding and the Seller; (ii) the amount of any Losses allocated to Funding and the Seller; (iii) any increase in the Loan balances due to Borrowers taking Payment Holidays or making Underpayments under Flexible Loans; (iv) the adjustments referred to paragraphs 8.4(a) to 8.4(e) (inclusive) below; and (v) the amount of any other additions or subtractions to the Trust Property.

8.3   Current Funding Share

      The Current Funding Share will be an amount equal to:

                              A - B - C + D + E + F

      where "A", "B", "C", "D", "E" and "F" have the meanings specified in Clause 8.2 above.


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8.4   Adjustments to Trust Property

      On each Relevant Distribution Date the aggregate Outstanding Principal Balance of the Loans constituting the Trust Property shall be reduced or, as the case may be, deemed to be reduced for the purposes of the calculation set out in "G" above, if any of the following events has occurred in the Distribution Period ending on the Relevant Distribution
      Date:

      (a) any Borrower exercises a right of set-off in relation to Loans constituting part of the Trust Property so that the amount of principal and/or interest owing under a loan is reduced but no corresponding amount is received by the Mortgages Trustee; in which event the total amount of Trust Property shall be reduced by an amount equal to the amount set-off; and/or

      (b) a Loan or (as applicable) its Related Security (i) does not comply with the Loan Warranties in the Mortgage Sale Agreement or (ii) is the subject of a Product Switch or a Further Advance or other obligation of the Seller to repurchase (including, for the avoidance of doubt, any obligation to repurchase pursuant to Clause 7.4 of the Mortgage Sale Agreement), and if the Seller fails to repurchase the Loan or Loans under the relevant Mortgage Account and their Related Security as required by the terms of the Mortgage Sale Agreement, then the Trust Property shall be deemed to be reduced for the purposes of the calculation in "G" above by an amount equal to the Outstanding Principal Balance of the relevant Loan or Loans under the relevant Mortgage Account together with Arrears of Interest and Accrued Interest; and/or

      (c) the Seller would be required to repurchase a Loan and its Related Security in accordance with the terms of the Mortgage Sale Agreement, but such Loan and its Related Security are not capable of repurchase, in which case the Trust Property shall be deemed to be reduced for the purposes of the calculation in "G" above by an amount equal to the Outstanding Principal Balance of the relevant Loan or Loans under the relevant Mortgage Account together with Arrears of Interest and Accrued Interest; and/or

      (d) the Seller materially breaches any other obligation or warranty under the Mortgage Sale Agreement and/or (for so long as it is the Servicer) the Servicing Agreement, which is also grounds for terminating the appointment of the Servicer in which event the aggregate Outstanding Principal Balance of Loans constituting the Trust Property shall be deemed for the purposes of the calculation in "G" above to be reduced by an amount equivalent to all losses, costs, liabilities, claims, expenses and damages incurred by the Beneficiaries as a result of such breach; and/or

      (e) the Seller Share of Mortgages Trustee Revenue Receipts is less than the Loss Amount (as defined in Clause 10.3) payable to the Mortgages Trustee and/or Funding in accordance with Clause 10.3, in which case the Trust Property shall be deemed to be reduced for the purposes of the calculation in "G" above by an amount equal to the shortfall in the Loss Amount.

      The reductions and deemed reductions set out in paragraphs 8.4(a), 8.4(b), 8.4(c), 8.4(d) and 8.4(e) above shall be made to the Seller Share only of the Trust Property (or for the purposes of calculating the Seller Share of the Trust Property as the case may be) until the Seller Share is zero. If at, or any time after the Initial Closing Date the Mortgages Trustees holds, or there is held to its order, or it receives, or there is received to its order, any property, interest, right or benefit relating to any Loan and its Related Security which is or has been subject to any matter described in Clause 8.4(a) the Mortgages Trustee will remit, assign or transfer the same to the Seller, as the case may require, and until it does so or to the extent that the Mortgage Trustee is unable to effect such remittance, assignment or transfer, the Mortgages Trustee will hold such property, interest, right or benefit and/or the proceeds thereof upon trust absolutely for the Seller (separate from the Mortgages Trust).

8.5   Current Seller Share Percentage

      On each Distribution Date, the Current Seller Share Percentage will be an amount equal to:

                    100% - Current Funding Share Percentage.

8.6   Current Seller Share

      The Current Seller Share will be an amount equal to:

           The total amount of Trust Property - Current Funding Share.

8.7   Funding Share/Seller Share

      Neither the Funding Share nor the Seller Share may be reduced below zero. At all times the Funding Share Percentage and the Seller Share Percentage shall be equal to 100 per cent. of the Trust Property.

9.    MINIMUM SELLER SHARE

9.1   Initial Minimum Seller Share

      The Seller Share of the Trust Property includes an amount equal to the Minimum Seller Share. Unless and until the Funding Share of the Trust Property is in an amount equal to zero or an Asset Trigger Event occurs, the Seller will not be entitled to receive Principal Receipts which would reduce the Seller Share of the Trust Property to an amount less than the Minimum Seller Share and the Seller consents and directs the Mortgages Trustee accordingly.

9.2   Fluctuation of Minimum Seller Share on each Distribution Date

      On and from the Eighth Issuer Closing Date, the amount of the Minimum Seller Share will be recalculated on each Distribution Date in accordance with the following formula:

                                  W + X + Y + Z

      where:

      W = [100% of the aggregate cleared balances of all savings accounts opened in respect of flexible plus loans];

      X = 4.0% of the aggregate Outstanding Principal Balance of all Loans comprised in the Trust Property;

      Y  =  the product of: (p x q) x r where:

            p  =  8%;

            q  =  the  Flexible  Draw  Capacity,  being an  amount  equal to the excess of (i) the maximum amount that Borrowers are entitled to draw under Flexible Loans included in the Trust Property (whether or not drawn) over
                  (ii) the aggregate principal balance of actual Flexible Loan advances made to Borrowers in the Trust Property on the relevant Distribution Date (but excluding the Initial Advances made thereunder); and

            r  =  3; and

      Z = the aggregate sum of the reductions or deemed reductions made to the Seller Share pursuant to Clauses 8.4(b), 8.4(c), 8.4(d) and 8.4(a) on that Distribution Date.

9.3 Recalculation of Minimum Seller Share following occurrence of exceptional events

      The calculation of the Minimum Seller Share in accordance with Clause 9.2 above will be recalculated with the agreement of the parties hereto, the Security Trustee and the Rating Agencies if either (i) the Seller merges or otherwise combines its business with another bank or other financial institution so as to increase the risks associated with Borrowers holding deposits in Abbey accounts or (ii) the aggregate amount of the obligations to pay Delayed Cashbacks constitutes more than 1 per cent. of the value of the Trust Property.

10.   ALLOCATION AND DISTRIBUTION OF REVENUE RECEIPTS

10.1  Allocation and Distribution of Third Party Amounts

      Pursuant to the Cash Management Agreement, the Cash Manager (at the direction of the Mortgages Trustee on behalf of the Beneficiaries at their direction and with their consent) will deduct, as and when identified, Third Party Amounts from the Revenue Receipts standing to the credit of the Mortgages Trustee GIC Account, and pay over the same to the proper recipients thereof. The Mortgages Trustee and the Beneficiaries hereby consent to such deductions.

10.2  Allocation  and  Distribution  of  Mortgages   Trustee  Available  Revenue
      Receipts

      On each Distribution Date the Cash Manager (at the direction of the Mortgages Trustee and on behalf of the Beneficiaries at their direction and with their consent) will distribute Mortgages Trustee Available Revenue Receipts as follows:

      (a) firstly, in or towards satisfaction pro rata according to the respective amounts thereof of:

            (i) any costs, charges, liabilities and expenses then due or to become due to the Mortgages Trustee under the provisions of this Deed together with VAT thereon as provided herein (if payable); and

            (ii) any amounts due and payable by the Mortgages Trustee to third parties in respect of the Mortgages Trust and incurred without breach by the Mortgages Trustee of the documents to which it is a party (and for which payment has not been provided for elsewhere), including amounts due to H.M Customs and Excise and/or to the Inland Revenue or any other taxation authority which has jurisdiction over the Trust Property or the
                  Mortgages Trustee in respect of any stamp, issue, registration, documentary and other fees, duties and taxes (including interest and penalties) payable by the Mortgages Trustee in connection with (i) the execution and delivery of this Deed; (ii) any action to be taken by or on behalf of the Mortgages Trustee to enforce or to resolve any doubt concerning or, for any other purpose in relation to, the Mortgages

                  Trust Deed; and (iii) any such tax which is primarily due from either or both of Abbey and Funding in their capacities as Beneficiaries (and, for the avoidance of doubt, only in such capacities) in circumstances where the Mortgages Trustee has made a payment of such tax (or part thereof) by reason of a failure by Abbey or Funding to discharge their primary liability in respect of such tax;

      (b) secondly, in or towards satisfaction of any remuneration then due and payable to the Servicer and any costs, charges, liabilities and expenses then due or to become due to the Servicer under the provisions of the Servicing Agreement, together with VAT thereon as provided therein; and

      (c) thirdly, subject to Clause 10.3 below, to pay Funding and the Seller the Funding Share and the Seller Share respectively of any remaining Mortgages Trustee Available Revenue Receipts, calculated by multiplying the total amount of such remaining Mortgages Trustee Available Revenue Receipts by the Current Funding Share Percentage (calculated on the immediately preceding Distribution Date), which product shall be allocated to Funding, and the remaining Mortgages Trustee Available Revenue Receipts which shall be allocated to the Seller (subject to deducting any amounts due to the Mortgages Trustee and/or Funding by way of set-off pursuant to Clause 7.3 of the Mortgage Sale Agreement).

10.3 If, as a result of any of the matters referred to in paragraphs (a) to (g) inclusive of Clause 7.4 of the Mortgage Sale Agreement, the Mortgages Trustee and/or Funding suffers or incurs any costs, expenses, losses or other claims in connection with any recovery of interest on the Loans to which the Seller, the Mortgages Trustee or Funding was not entitled or could not enforce (referred to in this Clause 10.3 as the Loss Amount), then:

      (a) the Seller Share of Mortgages Trustee Revenue Receipts shall be reduced by an amount equal to the Loss Amount; and

      (b) from the amount deducted from the Seller Share of the Mortgages Trustee Revenue Receipts referred to in paragraph (a) above:

            (i) an amount will be paid to the Mortgages Trustee equal to the Loss Amount incurred by the Mortgages Trustee; and

            (ii) an amount will be paid to Funding equal to the Loss Amount incurred by Funding.

11.   ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS

11.1  Calculation of Principal Receipts:

      On each Relevant Distribution Date, prior to distributing Principal Receipts, the Cash Manager shall ascertain:

      (a)   the amount of Mortgages Trust Available Principal Receipts:

      (b) whether the Cash Accumulation Period has started or would start during the immediately succeeding Distribution Period in respect of any Bullet Term Advance or in the case of the Eighth Issuer Series 1 Term AAA Advance, any applicable Quarterly Cash Amount (the Cash Accumulation Period being calculated separately for each Bullet Term Advance or in the case of the Eighth Issuer Series 1 Term AAA Advance, each Quarterly Cash Amount);

      (c) whether amounts are outstanding in respect of any Pass-Through Term Advances or Scheduled Amortisation Term Advances that are then due and payable; and

      (d) whether the Scheduled Amortisation Period has started or would start during the immediately succeeding Distribution Period in respect of any Scheduled Amortisation Term Advance.

11.2 Allocation and Distribution of Principal Receipts prior to the occurrence of a Trigger Event

      Prior to the occurrence of a Trigger Event, on each Distribution Date, the Cash Manager (at the direction of the Mortgages Trustee acting on behalf of the Beneficiaries at their direction and with their consent) shall apply Principal Receipts as provided in this Clause 11:

      (a) (subject to the terms of paragraphs (b), (c), (d), (e) and (f) below), all Principal Receipts shall be paid to the Seller until the Seller Share of the Trust Property is equal to the Minimum Seller Share (as determined on the previous Distribution Date);

      (b) to allocate and distribute to Funding an amount equal to the aggregate of the amounts required by Funding (i) to repay the Funding Liquidity Provider in respect of amounts drawn under the Funding Liquidity Facility, (ii) to replenish the First Reserve Fund to the extent that amounts have been drawn from the First Reserve Fund to make scheduled repayments of principal under any Intercompany Loan and (iii) to the extent that there is a shortfall in the Funding Liquidity Reserve Fund Required Amount, an amount equal to the shortfall required to be paid by Funding into the Funding Liquidity Reserve Fund;

      (c) after making the distributions in (b) above from and including the start of a Cash Accumulation Period, all Principal Receipts shall be allocated and distributed to Funding (but only to the extent that such payments shall not cause the Funding Share of the Trust Property to fall below zero) until an amount equal to the relevant Bullet Amount or in the case of the Eighth Issuer Series 1 Term AAA Advance, each applicable Quarterly Cash Amount has been or will have been accumulated by Funding, as shown on the Cash Accumulation Ledger, and in the case of the Eighth Issuer Series 1 Term AAA Advance, on the Cash Accumulation Sub-Ledger;

      (d) after making the distributions in (b) and (c) above, the Cash Manager on behalf of the Mortgages Trustee shall allocate and distribute Principal Receipts to Funding in an amount equal to the Scheduled Amortisation Amount due on the relevant Scheduled Amortisation Term Advance on the immediately succeeding Interest Payment Date (but only to the extent that such payments shall not cause the Funding Share of the Trust Property to fall below zero);

      (e) after making the distributions in (b), (c) and (d) above, from and including the date when amounts amounts are or will become outstanding on the next following Interest Payment Date in respect of one or more Pass-Through Term Advances that are due and payable (the Payable Pass-Through Term Advances) under an Intercompany Loan ignoring for these purposes the deferral of repayment of any Term BBB Advance, any Term A Advance and any Term AA Advance, then the aggregate amount of the following amounts in respect of each
            Intercompany Loan under which such Payable Pass-Through Term Advances arise shall be allocated and distributed to

            Funding until all of such Payable Pass-Through Term Advances are fully repaid or will on the next following Interest Payment Date be fully repaid. The amounts referred to above shall be determined in respect of each Intercompany Loan Agreement advanced by any Issuer to Funding which then comprises a Payable Pass-Through Term Advance (Intercompany Loan Agreement X) and shall be:

            (i) prior to the occurrence of any option to redeem the Notes or any New Notes issued by the Issuer (which would include a New Issuer) which is the lender of such Intercompany Loan Agreement X, the Outstanding Principal Balance of each Payable Pass-Through Term Advance forming part of such Intercompany Loan Agreement X; and

            (ii) after the occurrence of any option to redeem the Notes (including any New Notes) issued by the Issuer (which would include a New Issuer) which is the lender of such Intercompany Loan Agreement X, an amount calculated as follows:

            Funding Share   x   Principal  x   Outstanding Principal Balance of
            Percentage          Receipts       Intercompany Loan Agreement X
                                               ---------------------------------
                                               Aggregate Outstanding Principal
                                               Balance of all outstanding
                                               Intercompany Loans,

                  (but in each case taking into account any amounts available to Funding in the Funding Principal Ledger to make such payments) provided that distributions shall only be made to the extent that such payments shall not cause the Funding Share of the Trust Property to fall below zero; and

      (f) after making the distributions in (b), (c), (d) and (e), if such Distribution Date is a Seller Share Event Distribution Date, then the Cash Manager shall deposit such excess Principal Receipts (the Retained Principal Receipts) in the Mortgages Trustee GIC Account and make a corresponding credit to the Principal Ledger.

11.3 Allocation and Distribution of Principal Receipts following the occurrence of an Asset Trigger Event

      After the occurrence of an Asset Trigger Event, all Principal Receipts and any Retained Principal Receipts will be distributed by the Cash Manager as follows:

      (a) if the immediately preceding Distribution Date was a Seller Share Event Distribution Date, all of the Retained Principal Receipts to Funding until the Funding Share of the Trust Property is zero; and then

      (b) pro rata and pari passu between Funding and the Seller according to the Current Funding Share Percentage of the Trust Property and the Current Seller Share Percentage of the Trust Property respectively (and, for the avoidance of doubt, such payments may reduce the Current Seller Share to an amount less than the Minimum Seller Share) until the Funding Share of the Trust Property is zero.

      When the Funding Share of the Trust Property is zero, the remaining Principal Receipts (if any) will be allocated to the Seller.

11.4 Allocation and Distribution of Principal Receipts following the occurrence of a Non-Asset Trigger Event

      After the occurrence of a Non-Asset Trigger Event (where an Asset Trigger Event has not occurred), all Principal Receipts and any Retained Principal Receipts will be paid to Funding until the Funding Share of the Trust Property is zero and will thereafter be paid to the Seller.

11.5 Allocation and Distribution of Principal Receipts following entry by Funding into a New Term Advance

      If a New Issuer makes a New Term Advance to Funding pursuant to a New Intercompany Loan Agreement, then the parties hereto shall amend the terms of Clause 11 as required to reflect the repayment provisions of that New Term Advance. If (with the consent of the Seller and Funding) a New Issuer acquires a direct interest in the Trust Property, the parties hereto shall amend the terms of this Deed as required to reflect such acquisition by the New Issuer. For the avoidance of doubt, in either case, the parties hereto shall amend the terms of the Trigger Events if required to do so by the Rating Agencies as a result of the New Issue.

12.   ALLOCATION OF LOSSES

      Subject as provided herein (and in particular, Clause 8), all Losses sustained on the Loans during a Distribution Period shall be applied in reducing pro rata both the Funding Share and the Seller Share on each Relevant Distribution Date by multiplying the Losses in the relevant Distribution Period by the Current Funding Share Percentage, (as calculated on the immediately preceding Distribution Date), the product of which shall be allocated to Funding (until the Funding Share is zero), and the remainder of such Losses shall be allocated to the Seller.

13.   LEDGERS

      The Mortgages Trustee shall maintain, or shall procure that there are maintained, the following Mortgages Trustee Ledgers:

      (a) the Principal Ledger, which shall record all receipts of Principal Receipts and Retained Principal Receipts and distribution of the same to Funding and the Seller;

      (b) the Revenue Ledger, which shall record all receipts of Revenue Receipts and distribution of the same to Funding and the Seller;

      (c) the Losses Ledger, which shall record Losses in relation to the Loans; and

      (d) the Funding Share/Seller Share Ledger which shall record the Current Funding Share, the Current Seller Share of the Trust Property, the Current Funding Share Percentage and the Current Seller Share Percentage.

14.   COSTS AND EXPENSES OF THE MORTGAGES TRUSTEE

      The Mortgages Trustee shall be entitled to charge and be remunerated for the work undertaken by it as trustee of the trusts created by this Deed. The remuneration shall be on such terms (if any) as the Mortgages Trustee may from time to time agree with the Seller and Funding in writing. In default of such agreement, Funding and the Seller shall indemnify the Mortgages Trustee from time to time with such regularity as is reasonably agreed between the parties, of the documentable costs and expenses directly and properly incurred by the Mortgages Trustee in performing its
      obligations   hereunder   together   with  any   amounts   in
      respect of Irrecoverable VAT incurred in respect of such costs and expenses. The cost of such indemnity shall be paid in accordance with the priority of payments set out in Clause 10.2 of this Deed.

15.   DIRECTIONS FROM BENEFICIARIES

15.1  Servicing Agreement and Cash Management Agreement

      On the Initial Closing Date the Mortgages Trustee shall enter into the Servicing Agreement and the Cash Management Agreement.

15.2  Directions from Beneficiaries

      Subject to Clause 15.3 below, the Mortgages Trustee covenants with the Seller and Funding that the Mortgages Trustee shall take all necessary steps and do everything which both Funding and the Seller (acting together) may reasonably request or direct it to do in order to give effect to the terms of this Deed or the other Transaction Documents to which the Mortgages Trustee is a party.

15.3 Funding and the Seller covenant with each other that neither shall direct or request the Mortgages Trustee to do any act or thing which breaches the terms of, or is otherwise expressly dealt with (such that the Mortgages Trustee has no discretion) by, any of the Transaction Documents.

15.4  No requirement to act

      The Mortgages Trustee will not be bound and shall have no power to take any proceedings, actions or steps under or in connection with any of this Deed or the other Transaction Documents to which it is a party unless:

      (a) it shall have been directed to do so by the Beneficiaries or it is required to do so under any express provision of this Deed or the other Transaction Documents (but subject to Clause 15.2 in respect of conflict of directions); and

      (b) it shall have been indemnified to its satisfaction against all liabilities, proceedings, claims and demands to which it may be or become liable and all costs, charges and expenses which may be incurred by it in connection therewith and the terms of such indemnity may include the provision of a fighting fund, non-recourse loan or other similar arrangement.

15.5  Covenant of the Mortgages Trustee

      Subject to Clause 15.2, the Mortgages Trustee covenants with each of the Seller and Funding to exercise all of its rights arising under the Trust Property (including without limitation any rights of enforcement) for the benefit of and on behalf of the Beneficiaries.

16.   EARLY TERMINATION OF THE MORTGAGES TRUST

      On giving not more than 61 nor less than 31 days' notice to Funding, the Seller may pay to Funding the Termination Price if the aggregate Outstanding Principal Balance under all Intercompany Loan Agreements is at any time less than 10 per cent. of the aggregate Outstanding Principal Balance of all Intercompany Loan Agreements as at the respective drawdown dates thereof. Thereafter, the Mortgages Trustee shall hold the Trust Property for the Seller absolutely, freed and released from the Mortgages Trust.

17.   TRANSFERS

17.1  Funding shall not assign

      Subject to the right of Funding (or the Security Trustee or a Receiver on its behalf) to sell the Funding Share of the Trust Property following the service of an Intercompany Loan Enforcement Notice (which right is hereby conferred), Funding covenants with the Seller that it shall not, and shall not purport to, sell, assign, transfer, convey, charge, declare a trust over, create any beneficial interest in, or otherwise dispose of the Funding Share in the Trust Property, or any of Funding's rights, title and interest or benefit in any of the Portfolio or the Trust Property to a third party, other than pursuant to the terms of the Transaction Documents (including for the avoidance of doubt, the Funding Deed of Charge).

17.2  Seller shall not assign

      The Seller covenants with Funding that it shall not, and shall not purport to, sell, assign, transfer, convey, charge, declare a trust over, create any beneficial interest in, or otherwise dispose of the Seller Share in the Trust Property or any of the Seller's rights, title and interest or benefit in the Trust Property to a third party, other than pursuant to the terms of the Transaction Documents.

18.   COVENANTS OF THE MORTGAGES TRUSTEE

      Save with the prior written consent of the Beneficiaries or as provided in or envisaged by this Deed and the other Transaction Documents to which the Mortgages Trustee is a party, the Mortgages Trustee shall not, so long as it is acting as Mortgages Trustee hereunder:

      (a)   Negative Pledge

            create or permit to subsist any mortgage, standard security, pledge, lien, charge or other security interest whatsoever (unless arising by operation of law), upon the whole or any part of its assets (including any uncalled capital) or its undertakings, present or future;

      (b)   Disposal of Assets

            transfer, sell, lend, part with or otherwise dispose of, or deal with, or grant any option or present or future right to acquire any of its assets or undertakings or any interest, estate, right, title or benefit therein or thereto or agree or attempt or purport to do so;

      (c)   Equitable Interest

            permit any person other than the Beneficiaries to have any equitable or beneficial interest in any of its assets or undertakings or any interest, estate, right, title or benefit therein;

      (d)   Bank Accounts

            have an interest in any bank account, other than as set out in the Transaction Documents;

      (e)   Restrictions on Activities

            carry on any business other than as described in this Deed and the Mortgage Sale Agreement;

      (f)   Borrowings

            incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any such indebtedness;

      (g)   Merger

            consolidate or merge with any other person or convey or transfer its properties or assets substantially as an entirety to any other person;

      (h)   Employees or premises

            have any employees or premises or subsidiaries;

      (i)   Further shares

            issue any further shares; or

      (j)   United States activities

            engage in any activities in the United States (directly or through agents) or derive any income from United States sources as determined under United States income tax principles or hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States tax principles.

19.   POWER TO DELEGATE

19.1  Power to delegate

      Subject to Clause 19.2, the Mortgages Trustee may (notwithstanding any rule of law or equity to the contrary) delegate (revocably or irrevocably and for a limited or unlimited period of time) the performance of all or any of its obligations and the exercise of all or any of its powers under this Deed or imposed or conferred on it by law or otherwise to any person or body of persons fluctuating in number selected by it and any such delegation may be by power of attorney or in such other manner as the Mortgages Trustee may think fit and may be made upon such terms and conditions (including the power to sub-delegate) as the Mortgages Trustee may think fit.

19.2  No further appointments

      Notwithstanding the provisions of Clause 19.1, the Mortgages Trustee shall not appoint any agent, attorney or other delegate having power to act in respect of the Trust Property unless it is directed in writing to do so by the Beneficiaries. The appointment of any agent, attorney or other delegate hereunder above shall terminate immediately upon the occurrence of a Trigger Event.

20.   POWERS OF INVESTMENT

      Save as expressly provided for in this Deed, the Mortgages Trustee Guaranteed Investment Contract and the Bank Account Agreement, the Mortgages Trustee shall have no further or other powers of investment with respect to the Trust Property and neither the Trustee Investments Act 1961 nor any other provision relating to trustee powers of investment implied by statute or general law shall apply to the Mortgages Trust and, for the avoidance of doubt, the statutory power to accumulate income conferred on trustees by Section 31 of the Trustee Act 1925 is expressly excluded.

21.   OTHER PROVISIONS REGARDING THE MORTGAGES TRUSTEE

21.1  No action to impair Trust Property

      Except for actions expressly authorised by this Deed, the Mortgages Trustee shall take no action reasonably likely to impair the interests of the Beneficiaries in any Trust Property now existing or hereafter created or to impair the value of any Loan or its Related Security subject to the Mortgages Trust.

21.2  Litigation

      The Mortgages Trustee must not prosecute or defend any legal or other proceedings anywhere in the world (at the cost of the Trust Property) unless it obtains legal or other advice that it is in the interests of the Beneficiaries to do so.

21.3  No Implied Duties

      The duties and obligations of the Mortgages Trustee under the Mortgages Trust shall be determined solely by the express provisions of this Deed (but without prejudice to the duties and obligations of the Mortgages Trustee under any of the other Transaction Documents). The Mortgages Trustee shall not be liable under this Deed except for the performance of such duties and obligations as shall be specifically set forth in this Deed. No implied covenants or obligations shall be read into this Deed against the Mortgages Trustee, and the permissible right of the Mortgages Trustee to do things set out in this Deed shall not be construed as a duty.

21.4  No Liability

      Neither the Mortgages Trustee, Funding (in its capacity as a Beneficiary hereunder) nor the Seller (in its capacity as a Beneficiary hereunder) shall be liable to each other, in the absence of wilful default, negligence or breach of the terms of this Deed, in respect of any loss or damage which arises out of the exercise or attempted or purported exercise or failure to exercise any of their respective powers.

21.5  Reliance on Certificates

      The Mortgages Trustee may rely on and shall be protected in acting on, or in refraining from acting in accordance with, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to the Transaction Documents by the proper party or parties.

21.6  Reliance on Third Parties

      The Mortgages Trustee may, in relation to these presents, act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, broker, accountant, financial adviser, securities dealer, merchant bank, computer consultant or other expert in the United Kingdom or elsewhere and shall not, provided that it shall not have acted fraudulently or in breach of any of the provisions of the Transaction Documents, be responsible for any loss occasioned by so acting. Any such opinion, advice, certificate or information may be sent or obtained by letter, telemessage, telex, cable or facsimile device and the Mortgages Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic, provided that such error or lack of authenticity shall not be manifest.

22.   NO RETIREMENT OF MORTGAGES TRUSTEE

22.1  No Retirement

      The Mortgages Trustee shall not, and shall not purport to, retire as the trustee of the Mortgages Trust or appoint any additional trustee of the Mortgages Trust and shall have no power to retire or appoint any additional trustee under the Trustee Act 1925 or otherwise.

22.2  No Replacement

      Neither the Seller nor Funding shall at any time remove or purport to remove and/or replace the Mortgages Trustee as the trustee of the Mortgages Trust.

22.3  No Termination

      Prior to the payment by Funding of all amounts owing under the Intercompany Loan Agreements and under the Transaction Documents, neither the Seller nor Funding shall at any time, except in accordance with the provisions of Clauses 16 and 23, terminate or purport to terminate the Mortgages Trust and, in particular, but without prejudice to the generality of the foregoing, the Seller and Funding shall not in reliance on their absolute beneficial interests in the Trust Property call for the transfer to them or vesting in them of the legal estate in all or any part of the Trust Property.

23.   TERMINATION

      Subject to Clause 16, the Mortgages Trust shall terminate in respect of the Trust Property (if any then remains) upon the date to occur of (i) the date on which the Funding Share of the Trust Property is zero, and (ii) any other date agreed in writing by Funding and the Seller.

24.   FURTHER ASSURANCES

      The parties agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Deed.

25.   AMENDMENTS, ETC.

25.1  Amendments and Waivers

      Without prejudice to Clause 28 of the Funding Deed of Charge, no amendment or waiver of any provision of this Deed nor consent to any departure by any of the parties therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. In the case of a waiver or consent, such waiver or consent shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given.

25.2  Entire Agreement

      This Deed contains a final and complete integration of all prior expressions by the parties with respect to the subject matter of this Deed and constitutes the entire agreement among the parties with respect to the subject matter of this Deed superseding all prior oral or written understandings other than the other Transaction Documents.

26.   NON PETITION COVENANT

      The  Seller  hereby  agrees  that it shall not  institute  against  either
      Funding or the Mortgages Trustee any winding-up, administration, insolvency or similar proceedings so long as any sum is outstanding under any Intercompany Loan Agreement and for one year plus one day since the last day on which any such sum was outstanding.

27.   NO PARTNERSHIP OR AGENCY

      Nothing in this Deed shall be taken to constitute or create a partnership between any of the parties to this Deed or to make or appoint the Seller the agent of Funding (or vice versa).

28.   CALCULATIONS

      In the absence of manifest error, any determination or calculation or performance by or on behalf of the Mortgages Trustee in connection with the provisions of this Deed shall be deemed to be conclusive.

29.   NO WAIVER; REMEDIES

      No failure on the part of any party to this Deed to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies in this Deed are cumulative and not exclusive of any remedies provided by law.

30.   EXECUTION IN COUNTERPARTS; SEVERABILITY

30.1  Counterparts

      This Deed may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

30.2  Severability

      Where any provision in or obligation under this Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Deed, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

31.   CONFIDENTIALITY

31.1  General Obligation of Confidentiality

      Unless otherwise required by applicable law, and subject to Clause 31.2 below, each of the parties agrees to maintain the confidentiality of this Deed in its communications with third parties and otherwise. None of the parties shall disclose to any person any information relating to the business, finances or other matters of a confidential nature of or relating to any other party to this Deed or any of the Transaction Documents which it may have obtained as a result of having entered into this Deed or otherwise.

31.2  Exceptions

      The provisions of Clause 31.1 above shall not apply:

      (a) to the disclosure of any information to any person who is a party to any of the Transaction Documents as expressly permitted by the Transaction Documents;

      (b) to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the wrongful conduct of the recipient;

      (c) to the extent that the recipient is required to disclose the same pursuant to any law or order of any court or pursuant to any direction or requirement (whether or not having the force of law) of any central bank or any governmental or other regulatory or Taxation authority;

      (d) to the disclosure of any information to professional advisers who receive the same under a duty of confidentiality;

      (e) to the disclosure of any information with the consent of the parties hereto;

      (f) to the disclosure to the Rating Agencies or any of them of such information as may be requested by any of them for the purposes of setting or reviewing the rating assigned to the Notes (or any of them), provided that no information which would disclose the identity of a Borrower shall be disclosed to the Rating Agencies or any of them;

      (g) to the disclosure of any information disclosed to a prospective assignee of Funding (provided that it is disclosed on the basis that the recipient will hold it confidential); or

      (h) to any disclosure for the purposes of collecting in or enforcing the Trust Property or any of it.

32.   EXCLUSION OF THIRD PARTY RIGHTS

      The parties to this Deed do not intend that any term of this Deed should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Deed.

33.   ADDRESSES FOR NOTICES

      Any notices to be given pursuant to this Deed to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

      (a) in the case of the Seller, to Abbey National plc, at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of Securitisation Team, Customer Risk and Decisioning;

      (b) in the case of the Mortgages Trustee to Holmes Trustees Limited, c/o Abbey National plc, Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of Securitisation Team, Customer Risk and Decisioning;

      (c) in the case of Funding, to Holmes Funding Limited, c/o Abbey National plc, Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of Securitisation Team, Customer Risk and Decisioning;

      (d) in each case with a copy to the Security Trustee, for the attention of JPMorgan Chase Bank, London Branch, Trinity Tower, 9 Thomas More Street, London E1W 1YT (facsimile number (44) 20 7777 5410) for the attention of The Manager, Trust Administration, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 33.

34.   GOVERNING LAW AND SUBMISSION TO JURISDICTION

34.1  Governing Law

      This Deed is governed by, and shall be construed in accordance with, English law.

34.2  Submission to Jurisdiction

      Each party to this Deed hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Deed, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Deed hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

35.   EXCLUSION OF TRUSTEE ACT 2000

      The Trustee Act 2000 is hereby excluded to the maximum extent permissible, to the intent that it shall not apply to the trusts constituted hereunder and that the parties shall be in the same position as they would be had that Act not come into force.

IN WITNESS of which this Deed has been duly executed and delivered by the parties hereto as a deed which has been delivered on the date first appearing on page one.

                                   SIGNATORIES

EXECUTED as a DEED by                     )
HOLMES FUNDING                            )  Director
LIMITED as Beneficiary                    )
acting by                                 )
                                                            ) Director/Secretary

EXECUTED as a DEED by                     )
HOLMES TRUSTEES                           )  Director
LIMITED as Mortgages Trustee              )
acting by                                 )
                                                            ) Director/Secretary

EXECUTED as a DEED by                     )
SPV MANAGEMENT                            )  Director

LIMITED as Settlor                        )
acting by                                 )  Director/Secretary

The COMMON SEAL of                        )
ABBEY NATIONAL PLC as                     )  Director
Seller, Cash Manager and Beneficiary      )
was affixed in presence of:               )  Secretary/Deputy Secretary/
                                             Assistant Group Secretary


                                       25